Form C

Cover Page

Name of issuer:

Designer Solutions Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/18/2014

Physical address of issuer:

140 South Blvd
San Mateo CA 94062

Website of issuer:

https://www.designerinc.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

213,675

Price:

$1.17000

Method for determining price:

Please see response to Question 21 for complete discussion. The price per share of $1.17 is based on a Company valuation of $10,000,000.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

10/26/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$362,548.00	$937,312.00
Cash & Cash Equivalents:	$53,564.00	$609,353.00
Accounts Receivable:	$5,930.00	$930.00
Short-term Debt:	$136,483.00	$90,796.00
Long-term Debt:	$2,563,000.00	$2,063,000.00
Revenues/Sales:	$101,190.00	$10,432.00
Cost of Goods Sold:	$38,599.00	$5,635.00
Taxes Paid:	$4,590.00	$6,269.00
Net Income:	($1,352,144.00)	($1,829,305.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Designer Solutions Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Heather Gillette	Chief Executive Officer	Designer Solutions Inc.	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Heather Gillette	Chief Executive Officer	2014
Heather Gillette	Chief Financial Officer	2014
Heather Gillette	President	2014
Heather Gillette	Secretary	2014
Sandosh Vasudevan	Chief Technology Officer	2014
Dorothee Fisher	Chief Marketing Officer	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
White Oak Ventures	1,813,685 shares of Series Seed Preferred Stock	24.1
Dorothee Fisher	1,500,000 shares of Class B Common Stock and 44,789 shares of Series Seed Preferred Stock	20.5
Heather Gillette	3,000,000 Class B Common Stock	39.9

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Statements in this Form C regarding the Company, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, intend, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors. For a discussion of these and other related risks, please refer to the following "Risk Factors" in this Question 8. Forward-looking statements represent the Company's management's beliefs and assumptions only as of the date made. The Company assumes no obligation to update these forward-looking statements.

Declines in general economic conditions, and the resulting impact on consumer confidence and consumer spending, could adversely impact our results of operations. Our financial performance is subject to declines in general economic conditions and the impact of such economic conditions on levels of consumer confidence and consumer spending. Consumer confidence and consumer spending may deteriorate significantly, and could remain depressed for an extended period of time. Consumer purchases of discretionary items, including furniture sold on our purchase portal, may decline during periods when disposable income is limited, unemployment rates increase or there is economic uncertainty.

We are unable to control many of the factors affecting consumer spending, and declines in consumer spending on home furnishings, which in general could reduce use of our products. Our business depends on consumer demand for furniture and design services and, consequently, is sensitive to a number of factors that influence consumer spending, including general economic conditions, consumer disposable income, fuel prices, recession and fears of recession, unemployment, war and fears of war, inclement weather, availability of consumer credit, consumer debt levels, conditions in the housing

market, interest rates, sales tax rates and rate increases, inflation, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security. In addition, periods of decreased home purchases typically lead to decreased consumer spending on home products. Adverse changes in factors affecting discretionary consumer spending may reduce consumer demand for furniture and design services, and consequently, the use of purchase portal and search engine, thus reducing our sales and harming our business and operating results.

Our business model and product have not been significantly tested by the market. Our business model and purchase portal have had limited exposure to the larger furniture sourcing and design market. The reception of the Company's products and use by designers is uncertain. Furthermore, slow adoption of the Designer Inc. platform by designers may have an adverse effect on our business, financial condition and operating results.

The Company's business model depends on a number of factors. There is no assurance that the Company's business model will be successful or that the Company will generate increased revenues. The Company may be forced to change or abandon the Company's business model in order to compete with the Company's competitors' offerings.

The Company's limited operating history may make it difficult to evaluate the Company's current business and the Company's future prospects. The Company has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of the Company's limited resources, market acceptance of the Company's existing and future products and services, competition from established companies with greater financial and technical resources, acquiring and retaining users and developing enhancements to the Company's products and services. The Company cannot assure you that the Company will be successful in addressing these and other challenges the Company may face in the future.

Our ability to protect our intellectual property and proprietary technology is uncertain. We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use of disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

In order to respond to market changes, the Company's management may from time to time make changes to the business of the Company. There are certain risks
associated with such changes. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company's business, results of operations and financial condition.

The Board of Directors, at its sole discretion, shall have the flexibility to determine the use of proceeds, or to allocate the net proceeds to uses that the stockholders may not deem desirable, and consequently could have a materially adverse effect on the Company's business, results of operations and financial condition.

The Company will need to raise additional funds in the future in order to fund more aggressive brand promotions, dynamic advertising campaigns and rapid expansion, to develop newer or enhanced services, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of the Class A Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its expansion, promote its brand names as the Company desires, take advantage of unanticipated

acquisition opportunities, develop or enhance services or respond to competitive pressures. Any such inability would have a material adverse effect on the Company's business,
results of operations, financial condition and prospects.

The Company expects competition in the interior design business to continue to increase. The Company competes with a number of other companies. Many
of the Company's competitors are significantly larger than the Company is and have
more capital to invest in their businesses. The Company believes that its ability
to successfully compete against these and other potential competitors depends
upon many factors both within and beyond the Company's control, including the
following:

- the size and composition of the Company's user base;

- the timing and market acceptance of services, including the developments and enhancements to those services offered by the Company or the Company's competitors;

- the Company's ability to monetize activity on Discord's services;

- customer service and support efforts;

- marketing efforts;

- ease of use, performance and reliability of solutions developed either by the Company or the Company's competitors;

- the Company's ability to cost-effectively manage the Company's operations; and

- the Company's reputation and brand strength relative to the Company's competitors.

Many of the Company's current and potential competitors have longer operating
histories, significantly greater financial, technical, marketing and other resources and larger customer bases than the Company does. These factors may allow the Company's competitors to respond more quickly than the Company can to new or emerging technologies and changes in customer preferences. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies which may allow them to build a larger user base or to monetize that user base more effectively than us. The Company's competitors may develop products or services that are similar to the Company's products and services or that
achieve greater market acceptance than the Company's services. This could
attract users away from the Company's website and reduce the Company's market
share.

The Company's ability to increase the Company's user base and revenues will depend heavily on the Company's ability to innovate and to create successful new products and services. If products or services the Company introduces fail to engage users, the Company may fail to attract or retain new users and may not be able to generate additional revenue and the Company's business may be materially and adversely affected as a result.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: The Company intends to use the proceeds of this offering for general corporate purposes, which may include marketing initiatives to build awareness of DesignerInc. among interior designers and furniture manufacturers.

The Company's Board of Directors shall review and consider various factors when allocating the proceeds of this offering, including:

- Current market conditions and tends;
- Current product and service offerings of the Company and its competitors;
- The success of the Company's past product and service offerings; and
- Current headcount and employee retention.

If we raise: **$500,000**

Use of Proceeds: The Company intends to use the proceeds of this offering for general corporate purposes, which may include:

-Marketing initiatives to build awareness of DesignerInc. among interior designers and furniture manufacturers; and

- Engineering to develop product enhancements, reporting, and analytics.

If we raise: **$750,000**

Use of Proceeds: The Company intends to use the proceeds of this offering for general corporate purposes, which may include:

-Marketing initiatives to build awareness of DesignerInc. among interior designers and furniture manufacturers;

- Engineering to develop product enhancements, reporting, and analytics.

- Bring on an additional product designer

If we raise: **$1,000,000**

Use of Proceeds: The Company intends to use the proceeds of this offering for general corporate purposes, which may include:

-Marketing initiatives to build awareness of DesignerInc. among interior designers and furniture manufacturers;

- Engineering to develop product enhancements, reporting, and analytics;

- Provide additional product offerings; and

- Bring on a biz dev person.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Entity: Designer Inc., a Delaware corporation

Intermediary: Wefunder Portal LLC

Target Offering Amount: $250,000.00

Maximum Offering Amount: $1,000,000.00

Type of Securities Offered: Class A Common Stock

Number of Shares Offered: 854,700 shares of Class A Common Stock, which constitutes
approximately 9.07% of the Company's fully diluted capitalization.

Price Per Share: $1.17

Voting Rights The shares of Class A Common Stock shall have no voting rights with respect to any matter.

Costs and Expenses The Company shall pay for the Company's legal costs associated with executing this offering. All Investors shall pay for their legal costs associated with evaluating this offering.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may be modified with the consent of the (i) Company's Board of Directors, (ii) the holders of a majority of the Company's voting capital stock, and (iii) the holders of a majority of the Company's Preferred Stock, voting as a separate class.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Series Seed Preferred Stock	2,180,466	2,180,466	Yes	Yes
Common Stock			Choose	Choose
Other				
Class A Common Stock	854,700	0	No	No
Class B Common Stock	15,000,000	5,343,775	Yes	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	946,991
Other Rights:	
Convertible Promissory Notes:	$2,563,000 aggregate principal amount outstanding. See question 24 for more details.

Describe any other rights:

Series Seed Preferred Stock: Dividend Rights; Senior to Class A and Class B Common Stock; Liquidation Preference; Information Rights, Including Access to Financial Reports; Preemptive Rights; Rights of First Refusal and Co-Sale on sale by other stockholders. For information concerning additional rights, please refer to the Company's Certificate of Incorporation and Bylaws.

Describe any other rights:

Series Seed Preferred Stock: Dividend Rights; Senior to Class A and Class B Common Stock; Liquidation Preference; Information Rights, Including Access to Financial Reports; Preemptive Rights; Rights of First Refusal and Co-Sale on sale by other stockholders. For information concerning additional rights, please refer to the Company's Certificate of Incorporation and Bylaws.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Your rights are materially limited by the rights held by the Series Seed Preferred Stock. The Series Seed Preferred Stock has a liquidation preference equal to $1.035 per share, which shall be paid in preference to any shares of Class A or Class B Common Stock in the event of a liquidation, dissolution or winding up of Designer Inc. or any Deemed Liquidation Event (as defined in the Company's Amended and Restated Certificate of Incorporation). Other rights of the Preferred Stock include: information rights, including access to financial reports and preemptive rights.

The Company may issue additional securities in the future that may have rights senior to the Company's existing capital stock, including the Class A and B Common Stock and the Series Seed Preferred Stock. The issuance of additional securities may limit, dilute or qualify the rights of existing Company securities.

The outstanding shares of Convertible Promissory Notes, in the aggregate principal amount of $2,563,000 may be repaid or convert into securities senior to the Class A or Class B Common Stock.

Please see our responses to questions 8, 20, 22 and 23 relating to additional risk-factors relating to your rights as a minority stockholder.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the holders of Class B Common Stock and Series Seed Preferred Stock may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the holders of Class B Common Stock and Series Seed Preferred Stock may change the terms of the Certificate of Incorporation or Bylaws of the Company, change the terms of securities issued by the Company, and change the management of the Company. The holders of Class B Common Stock and Series Seed Preferred Stock may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Other holders of securities of the Company may also have access to more information, leaving you at a disadvantage with respect to any decisions regarding the securities you own.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under the Company's equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Investing in the Company's Class A Common Stock is highly speculative and involves a significant degree of risk. See "Risk Factors" in response to Question 8 for a discussion
of information that should be considered before making a decision to purchase
the Company's Class A Common Stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities
or determined if any of the statements we have made in relation to his offering
is truthful or complete.

As a private company, valuing the Compnay's securities is a difficult task. Unlike public
companies with stock actively traded in the public marketplace, there is no
public market for Designer Inc. securities. Accordingly, to determine the Company's current valuation, we began with the Company's valuation at the time of
its Series Seed Preferred Stock Financing, which was $6,000,000. Next, we added in the cash investment made by investors in our Series Seed Financing, which was
approximately $2,000,000, including converted indebtedness. Finally, we added
$2,000,000 to the Company's valuation which the Company believes reflects the increase in the Company's value after the closing of our Series Seed Financing on August 19,
2014, the launch of the Designer Inc. search engine in September 2016, the purchase portal in January 2017 and other material events.

Adding together the figures set forth above we calculated the Company's valuation at $10,000,000. Thus, the price per share is derived from dividing (i) the Company's valuation by (ii) all shares of capital stock outstanding plus all shares issued or reserved for issuance pursuant to the Company's stock option plan.

In the future, we will perform valuations of our Class A Common Stock that take into account factors such as the following:

· unrelated third party valuations of our Class A Common Stock;

· the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our Class A Common Stock;

· our results of operations, financial position and capital resources;

· current business conditions and projections;

· the lack of marketability of our Class A Common Stock;

· the hiring of key personnel and the experience of our management;

· the introduction of new products;

· the risk inherent in the development and expansion of our products;

· our stage of development and material risks related to our business;

· the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

· industry trends and competitive environment;

· trends in consumer spending, including consumer confidence;

· overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

· the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may or may not include the Class A Common Stock, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority non-voting owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has entered into certain Convertible Promissory Notes in the aggregate principal amount of $2,563,000. The Convertible Notes have an annual interest rate of 5% and will become due and payable on February 27, 2018, provided, however, that the Convertible Notes will automatically convert into the series of the Company's preferred stock issued to purchasers of the Company's preferred stock in the Company's next sale of its preferred stock with gross proceeds to the Company of at least $1,000,000. The note is also listed in the prior fundraise information and is not in addition to that amount.

The Company has entered into a Promissory Note with Heather Gillette, dated January 20, 2017, in the principal amount of $88,674.08 (the "First Gillette Note"). The First Gillette Note has an annual interest rate of 0.96% and will become due and payable upon the Company's receipt of at least $1,000,000 in gross proceeds from the sale of its capital stock.

The Company has entered into a Promissory Note with Heather Gillette, dated March 15, 2017, in the principal amount of $75,000 (the "Second Gillette Note"). The Second Gillette Note has an annual interest rate of 1.01% and will become due and payable upon the Company's receipt of at least $1,000,000 in gross proceeds from the sale of its capital stock.

The Company has entered into a Promissory Note with Heather Gillette, dated March 23, 2017, in the principal amount of $300,000 (the "Third Gillette Note"). The Third Gillette Note has an annual interest rate of 1.01% and will become due and payable upon the Company's receipt of at least $1,000,000 in gross proceeds from the sale of its capital stock.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2014	4(a)(2)	Priced Round	$1,500,000	General operations
2/2015	4(a)(2)	Convertible Note	$2,563,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company has entered into a Promissory Note with Heather Gillette (CEO), dated January 20, 2017, in the principal amount of $88,674.08 (the "First Gillette Note"). The First Gillette Note has an annual interest rate of 0.96% and will become due and payable upon the Company's receipt of at least $1,000,000 in gross proceeds from the sale of its capital stock.

The Company has entered into a Promissory Note with Heather Gillette (CEO), dated March 15, 2017, in the principal amount of $75,000 (the "Second Gillette Note"). The Second Gillette Note has an annual interest rate of 1.01% and will become due and payable upon the Company's receipt of at least $1,000,000 in gross proceeds from the sale of its capital stock.

The Company has entered into a Promissory Note with Heather Gillette (CEO), dated March 23, 2017, in the principal amount of $300,000 (the "Third Gillette Note"). The Third Gillette Note has an annual interest rate of 1.01% and will become due and payable upon the Company's receipt of at least $1,000,000 in gross proceeds from the sale of its capital stock.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Company History.

Q1 2014 NousDecor.com community-curated decor site launches. Reaches close to 200K in monthly organic traffic, over 2MM in monthly distributed reach, and 170K in registered users in first two years.

Q4 2015 NousDecor.com professional online design services launches.

Q2 2016 Started development of Designer Inc. platform in June 2016.

Q3 2016 NousDecor.com online design services reaches financial break-even within 10 months.

Q3 2016 Launched DesignerInc.com search engine platform for desktop in September 2016.

Q4 2016 Launched mobile-friendly version of Designer Inc. search engine for phone and tablet November 2016.

Q1 2017 Designer Inc. acquires first thousand users by January 2017.

Q1 2017 Aggregated product inventory of over 300 manufacturers as of January.

Q1 2017 DesignerInc.com launches purchase portal in January, two months earlier than projected in product road map.

Q1 2017 Designer Inc. user base grows by 50% by end of Q1.

Financial Condition and Liquidity.

a) Our products have had limited exposure in most markets. As an early-stage company, our operating history is very limited, making it difficult to assess the Company's present and future financial condition. Although the Company's original product, nousDecor.com has reached break-even between costs and revenue, resulting in net zero revenue at the end of September 2016, there is no guarantee that revenue from this product will continue to grow or that the product will continue to generate revenue. Likewise, the Company's new products, the search engine and purchase platform for DesignerInc.com, have had even less operating history than nousDecor.com, launching in September 2016 and January 2017, respectively.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

b) The Company intends to raise additional capital in the future from investors . Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

If we successfully raise at least $250,000 in this offering, these proceeds will provide sufficient funding for the Company through May of 2018, which is the current break-even forecast for the Company.

Although we expect to reach break-even before requiring additional funding, the Company plans to seek up to $2,000,000 in additional funding following the completion of this offering to provide additional financial liquidity if revenue forecasts are not met.

c) Liquidity. On April 18th, 2017 the Company had approximately $220,000, in available cash and averages a burn rate of $59,000 per month.

2015-2016 Financial Highlights

Revenue - Total Revenue for 2015 was $10,432.00 which increased to $101,190.00 in 2016. All revenue in 2015 and 2016 were from NousDecor.com's paid professional design services with none attributable to DesignerInc.com. NousDecor.com launched paid design services in January of 2016, while DesignerInc.com and our purchasing service did not launch until January of 2017.

Operational Costs - Operational costs for 2015 were $1,835,311.00 and decreased to $1,409,507.00 for 2016 due to a shift in allocation from NousDecor.com toward marketing and building DesignerInc, which at this time does not require editorial staffing or paid digital marketing to consumers.

Net Income from Operations (deficit) - Net Income from operations were negative for both 2015 and 2016, with 2015 closing at -$1,820,196.00 and 2016 closing at -$1,338,564.00. The improvement from 2015 to 2016 can be attributed to the increase in revenue and decrease in operational costs.

2017 Financial Outlook.

The below profit and loss estimates are only projections and are subject to significant deviation. Please also refer to "Risk Factors" in response to Question 8, which should inform and qualify the below projections.

In the first quarter of 2017 we expect to spend $253,994 in operating costs including salaries, consultants, new hires, marketing and other miscellaneous expenses.

The company anticipates having a projected 2017 year end loss of approximately $1,052,255, with total revenue estimated to be approximately $341,023 and total operating costs estimated to be approximately $1,393,278.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for the Company and capital to pursue further product development of the Company's search engine and purchase portal. Additionally, the Company intends to seek other funding sources in 2017, but there is no guarantee the Company will be successful.

It is important to note that the growth we have seen with NousDecor.com is not indicative of the future growth of DesignerInc.com as the business model is materially different with an entirely different customer base. NousDecor.com is a consumer-facing business and Designer Inc. is entirely focused on commercial customers. In particular, there is no guarantee that our historical results or cash flows prior to the launch of Designer Inc. (as described in our financial statements) will continue to develop in the same way as they have in past years, given the entirely new and different business model.

We do not enter into investments for trading or speculative purposes. Our cash and cash equivalents are invested exclusively in demand deposit accounts that are currently providing only a minimal return.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.designerinc.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Designer Solution Common Stock Agreement

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Dorothee Fisher
- Heather Gillette
- Sandosh Vasudevan

INVEST IN DESIGNERINC

All-in-one marketplace for designers to search, discover & buy trade products


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$0
raised of $250K goal
$100 min
by Wefunder Portal LLC
INVEST

"DesignerInc helps interior designers search and purchase furniture and decor product available only to the trade. Every year, interior designers purchase $68.5 billion worth of furniture and decor product for their clients. With the most comprehensive product inventory, DesignerInc offers the most seamless way to source and buy for their clients and brings much needed efficiency to this enormous, yet low-tech, industry.

Heather Gillette
CEO, DESIGNERINC

Common Stock

$10M pre-money valuation | **$1.17** per share

If you invest, you believe the company will be worth more than $10M in the future. Designer Inc is using a custom contract, see the contract for details.

INVESTOR PERKS

$2,000+ A one on one tutorial with the founding team of Designer Inc. You must be a verified professional interior designer to take advantage of this offer.

$5,000+ A one on one tutorial with the founding team of Designer Inc. Plus, a Designer Inc. store credit of $100. You must be a verified professional interior designer to take advantage of this offer.

OUR AMBITION

Designers must still resort to magazine catalogues and in-person tradeshows to find the perfect piece. DesignerInc is the obvious win-win solution that saves both designers valuable time and manufacturers money. That's why we've already almost 2,000 designers signed on (with no marketing spend on our part) and over 300 manufacturers join our product database. Our mission is to become the industry-standard tool for interior designers and furniture manufacturers alike.

KEY FACTS

- Acquired almost 2000 designers in 180 days post launch.
- Built DesignerInc search engine in 3 months.
- Launched the purchase portal layer of DesignerInc by the 4th month, 2 months earlier than forecast.
- DesignerInc has aggregated over 300 manufacturers' product inventory with another 400 in the queue.
- DesignerInc secured commission rates that are 2.5x - 10x greater than original forecast with over a dozen key manufacturers in Q1 2017.
- DesignerInc user base grew by 50% in Q1 2017.

DOCUMENTS

WeFunder_DesignerInc_Deck.pdf

https://designerinc.com

DESIGN REAL ESTATE FURNITURE TECH B2B SOFTWARE CONSTRUCTION HOME ADVERTISING SAAS MARKETPLACE MANUFACTURING

WHY I LIKE DESIGNERINC

DesignerInc has the potential to revolutionize the interior design industry, an immense market that is starved for modernization. Their technology is smart, and they already have many of the key industry players involved to make this endeavor a huge success. I've seen how the founding team launched NousDecor.com, the online design service that the WSJ praised for their high quality design, and I'm optimistic that DesignerInc will be game-changing for the design industry.



Chris Kelly

FOUNDER OF KELLY INVESTMENTS, FORMER CHIEF PRIVACY OFFICER FOR FACEBOOK

THE BUZZ ABOUT DESIGNERINC

DesignerInc is an excellent tool for designers to use. It has the potential to make their searches much more efficient.

Cary Kravet

President of Kravet, Inc.

DesignerInc has the potential to maximize a designer and their staff's productivity in a way that you could not even previously imagine. Seriously, this is a ground-breaking platform.

LuAnn Nigara

Host of A Well-Designed Business Podcast

Established designers share how they built their businesses

March 3, 2017

Mark Cutler Design Deciding to take the leap and establish a design firm is only the beginning. After that, it's about channeling energy in the right direction-in a direction that will grow the business the way you imagine it. Today, two West Coast firms share

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March 2, 2017

Hannah Cook Hannah enjoys putting together inspirational articles for The Luxpad and interviewing interior experts who are passionate about design. Always looking to learn new ways to create a beautiful home, she has a love of vintage and rustic

The Editor at Large: DesignerInc tool aims to simplify sourcing

November 7, 2016

DesignerInc, a newly launched database cataloguing hundreds of thousands of trade-only product from brands including Kravet, Stark and Hickory Chair, lets d...

85: Heather Gillette & Mark Cutler- Introduce Designer Inc!

October 10, 2016

I am so pleased to have Mark Cutler and Heather Gillette with us on the show! The information that they are going to share today will maximize yours and your staff's productivity in a way you previously could not imagine. Heather is a tech person and

Online Decorating Services: We Tested Three

June 23, 2016

News Corp is a network of leading companies in the worlds of diversified media, news, education, and information services. Buying interior-design advice online is much more affordable than hiring in-the-flesh designers, but do these services' decor

Mark Cutler, Interior Designer and Founder of NousDecor on The Scoop [Exclusive Interview]
December 11, 2015

Interior designer Mark Cutler is known for his interior design approach with clients to be similar to the artistry of portraiture - "...the homes I create are like portraits that not only reflect their values and history, but inspire them (clients) to embrace a

A Cutler Above
May 11, 2015

Robb Report called Mark Cutler's one of the top 40 interior design firms in the country, and his work has graced the pages of The New York Times, Architectural Digest, Metropolitan Home and many other top publications. He's also designed for

NousDecor's Heather Gillette shares barn with menagerie
June 13, 2014

Woodside couple turn their rustic digs into a place to entertain humans and animals The barn, built to look aged, sits on about 8 bucolic acres on the Skyline Ridge with panoramic views.

The Interior Design Market is Huge, But Antiquated

Designers have been stuck with the same inefficient tools: tradeshows and catalogues.

The Interior Design industry is limitingly old-school, for both designers and manufacturers. Designers must spend hours everyday flipping through catalogues for products that fit both their style and budget criteria—or travel to tradeshows like High Point, held twice a year in North Carolina. Manufacturers have to pay tens of thousands of dollars just to get a in front of potential customers.

$68+ Billion

Annual Product Sales for U.S. Interior Design Industry


- The Industry Pain Points -

Designers & Design Firms

- Designers spend 30-40% of their time sourcing product

- Discovery of trade-only manufacturers is extremely difficult and opportunities are infrequent

Trade-Only Manufacturers

- Designers are limited in how many clients they can serve, given their constrained bandwidth and lack of time-efficient systems and processes

- Few cost effective opportunities to market to designers

Clients & Consumers

- Designers are limited in how many clients they can serve, given their constrained bandwidth

- Traditional interior design is accessible only to wealthy clients

The Solution: A One-Stop Search Engine for Design Items

DesignerInc is an all-in-one web solution for designers to search, discover, and buy.

We created a comprehensive database of trade-only manufacturers. Instead of spending nearly half their time searching for products, designers can now simply search online by item, price, color, style, brand, manufacturer and more.





"I am really excited to get to work using this. Thanks so much for thinking up this concept putting it together."



Wendy Glaister
WENDY KRISTINA GLAISTER DESIGN

"Now I never need to go to High Point again! I feel so liberated."



Corrine Brown
BROWN DESIGN GROUP

"I work for two interior designers at different locations and I can tell you that DesignerInc will help save a lot of time in both offices."



Vida Tuch

"This site is awesome! I work all over the country with 15-24 projects going on, so using my time wisely is very important."



Bobbi Tone

Our Traction So Far

Designers are already signing on to join the DesignerInc community.

In the first 180 days post-launch, almost 2000 designers registered for DesignerInc, with zero acquisition marketing spend. We've also already signed on more than 300 exclusive manufacturers, many of which you can't find anywhere else on the web.

72% of Designers

registered for DesignerInc upon seeing the product

1,500 designers registered; no marketing spend	**300** manufacturers have signed on to be on DesignerInc	**43%** of surveyed designers said they'd use DesignerInc daily

Some of the Brands on DesignerInc

PALECEK STARK NOIR

ARTERIORS kravet CENTURY

Our Journey So Far

We started by building NousDecor, an online service that offers consumers professional-grade interior design at an affordable rate. Now, we're tackling the other side of the market with DesignerInc, an indispensable business tool for the design industry.

Projections are dependent on variables outside of our control and may not materialize as displayed.

June 2016

THE WALL STREET JOURNAL.

NousDecor Named Best Interior Design Site by WSJ

NousDecor.com won side-by-side comparison against top online interior design sites in review conducted by the Wall Street Journal. NousDecor was praised as "The Dream Team".

September 2016

nous DECOR

NousDecor Breaks Even

NousDecor.com design service reached financial break-even and is now profitable on a project-basis.

September 2016

DESIGNERINC

DesignerInc Launches

Built DesignerInc.com search engine in 3 months, launched in September 2016.

December 2016

1000 Designers Registered

Acquired 1,000 designers in first 90 days with no marketing spend.

January 2017

Purchase Portal Built

Launched the purchase portal of DesignerInc in January 2017, two months earlier than forecast.

February 2017

300 Manufacturers

Aggregated product inventory of nearly 300 manufacturers in DesignerInc.com, with another 400 manufacturers in the queue to integrate into database.

Q4 2017

2,500 Designers

Acquire 2,500 interior designers (4% market share) searching product on DesignerInc by end of 2017.

Q2 2018

DesignerInc Hits Break-Even

Reach financial break-even on DesignerInc by September 2017.

Q4 2018

70% Manufacturer Discount

Secure negotiated discounts with 70% of manufacturer base by end of 2018.

2022

5000 Interior Designers

In 5 years, have 5,000 interior designers (8% market share) actively purchasing through DesignerInc.

We Have An All-Star Team

Our founding team is composed of pioneers behind giants like Youtube and Etsy.

Google · The Home Depot · Nestlé · Etsy · YouTube · ándale · VISA · formspring · HGTV · HouseBeautiful · Metropolitan Home · Architectural Digest



Heather Gillette

Founder & CEO

Employee #8 at YouTube. Founder & Head of Content Review, Copyright, Abuse & User Support Teams.



Dorothee Fisher

Founder & CMO

20 years in marketing (9 yrs in social). First YouTube marketing hire post Google acquisition.



Sandosh Vasudevan

CTO

Full stack engineer with over 13 years of development. Engineer #1 at Formspring. Sr. Software Development at Etsy.



Mark Cutler

Chief Designer

Client list includes Jennifer Lopez, Steve Carell, Vanna White, international royalty, Silicon Valley executives.

LET'S BRING DESIGN TO THE 21ST CENTURY

The $68 billion design industry is the last frontier to embrace technology and is starved for efficiencies. Today, designers still bounce from site to site and from one printed catalog to another when sourcing furniture for clients' projects. Then, they are faced with another time-intensive and laborious task: placing the order, a process that is even more convoluted than the first. There's a different process and timeline for each vendor. Together, product sourcing and purchasing accounts for close to 60% of a designer's time on a given project.

In addition, manufacturers have limited (and costly) opportunities to obtain new business. Most commonly, their only option is paying expensive annual rent for presence at a furniture show (e.g. High Point Market) that attracts foot traffic only twice a year.

Our mission is to create greater efficiency and profitability for the professional design industry overall, by offering smart technology to source and purchase trade-only furniture and decor product. Our platform not only optimizes designers productivity but also creates unique opportunities for manufacturers to increase exposure with scalable advertising right at the moment designers are purchasing, not just when a trade show happens to be scheduled.

Our vision is to be the Amazon for the design trade industry allowing the discovery and purchase of trade-only furniture and decor all in one organized place. With DesignerInc, the modern conveniences and preferred shopping habits that designers have come to enjoy in their busy personal lives are now available to them professionally. To help save them time, money, and a little bit of their sanity.

Much love,

Heather Gillette

MEET THE FOUNDERS

Bringing a cumulative 80+ years of technology and interior design experience.



Heather Gillette
CEO



Dorothee Fisher
CMO



Sandosh Vasudevan
CTO



Mark Cutler
Chief Designer

DETAILS

– COLLAPSE ALL

What is DesignerInc?

DesignerInc is our B2B platform, where interior designers can search and purchase trade-only furniture and decor all in one place. It was completely born out of our own necessity. Without it, our own online design service, NousDecor.com, would have failed.

NousDecor.com is our B2C online design service, where we charge a low flat fee and use our in-house design team to do all the designs. We never meet the client; the entire design process is done online. There's been a proliferation of online design sites, such as Laurel & Wolf, Decorist, and Homepolish, and we had heard mixed reviews on their design services mainly because clients were matched up with a freelance designer and often one that may not have a lot of experience. As a result, their designs weren't very original and/or some basic mistakes were made.

We wanted to avoid that. Our key differentiator was that we built a seasoned in-house team led by Mark Cutler, our Chief Designer, so we had collective group knowledge and wouldn't make novice mistakes. We also sourced only from trade-only manufacturers, so that our designs were that much more appealing and the quality of the furniture was really high. But in order to make our business model work, we had to create beautiful designs very efficiently. And sourcing was a big part of that. That's how DesignerInc was born.

What's new and different about what you're making?

DesignerInc is the first comprehensive, trade-only, product sourcing and purchasing portal for interior designers. While technology has helped streamline and optimize a lot of work in many areas of business, there has yet to be a seamless solution for the interior design industry. Today, designers still bounce from site to site and from one catalog to the other in pursuit of that perfect piece for their clients' projects.

The industry has seen a lot of false starts in this area, with some companies either having a limited amount of trade-only furniture and decor product or narrow functionality. DesignerInc is the only site where interior designers can search from over a million trade-only items, honing their query with specific filters, and buy directly from the site. It's the only site where designers can source and purchase in one place, bringing a new level of efficiency to their business.

How big is the market?

Every year, $68.5 billion in product value is specified by US and Canadian designers. That amount has grown by 35% since from 2010. There are over 60,000 employed interior designers in the U.S., an increase of 33% since 2012. (Source: ASID, Interior Design 2015/2016 Outlook and State of the Industry).
The market is thriving, however, the systems in place that support the sourcing and purchasing volume of this immense industry are antiquated. There is a great need for smart technology to make designers' workflow more seamless and efficient, allowing them to spend less time on labor-intensive back-office work and more on acquiring new and/or incremental business. There is a great opportunity to capture a part of this highly lucrative market.

Tell us about sourcing. Why is it so important?

The design team was spending 42% of their time sourcing product. In an extreme example, one design project could take up to 100 hours. We needed to figure out how to optimize that process. And once we built DesignerInc and were using it for our own projects, our sourcing time dropped in half.

The wholesale trade-only industry is very low-tech. It's one of the last industries out there not to have really adopted technology. We were sourcing from offline books or going online and finding products on the site but no prices were listed. We worked really hard to get both offline and online information all together in one place for our team.

We then standardized the information… as they say in the tech industry. Meaning, we organized all of the associated information about the products… from dimensions to color to brand to price, etc. so that you could do advanced searches with those filters. That tool, which was initially intended for internal use, came to be DesignerInc.com. We had a lot of designers begging to be able to use it. There was nothing else out there like this. We knew this was a big need and continued to get validation by designers asking to use it.

We realized there was a much bigger revenue opportunity. The amount designers spend on furniture and decor for their clients is enormous. As a matter of fact, over $68 billion in value of merchandise is purchased through designers. That number is hard to get your mind around. If you break it down into simpler terms, the volume is still quite impressive. We have some friends in the industry, who built a professional interior design accounting software. They have 6,000 designers that use their software and of those 6,000 designers, they spend $100 million on product a month. There's a sizable business that can be built in this industry.

How does DesignerInc make money?

Because of the purchasing volume that runs through the platform, we have access to attractive commissions. Designers, who purchase on the site, will pay "Designer Net" prices… what they'd pay if they worked directly with the manufacturer. But our costs will be lower and that margin is our profit.

DesignerInc is not only helping the designers to optimize their back office processes and the amount of business they can do, but it's also helping manufacturers to get in front of designers like they've never been able to do before.

One of the very few opportunities that manufactures have to showcase their products is at furniture trade shows, with the most prominent one being High Point Market in North Carolina. These manufactures have to spend about $200,000 on rent for the whole year. They rent this showroom for the entire year for foot traffic that mostly happens over three weeks a year. Essentially, that's their main advertising opportunity and one of the only ways to garner new designers to buy their products. Problem is that it's just not scalable. Again, it's such a low-tech industry, and I'm not sure how any new furniture businesses could thrive with that model.

Are you processing transactions on your site?

Our purchasing service just launched and designers can complete a sale across multiple product lines all in one cart. Our purchasing team then starts placing the orders.

At this early stage, we don't have an online communication interface with manufacturers. We will just be placing the designers' orders on their behalf. In the near future, we'll build technology to automate more of that process.

Do you make commission off the designer facing tools?

The designers who purchase through our service will not pay anything extra; they'll still get their designer net pricing. The manufacturers we're working with are already agreeing to give us an additional percentage on top of that. So let's say a designer usually gets 40% off the list price, they'll still have that price. Our agreements with the manufacturer would be to keep a percentage of the remaining 60%.

What are your costs? How have you been growing?

Our monthly burn rate right now is less than $60,000. We don't have a lot of budget for marketing right now, because we want to make our money last until we finish this round of fundraising. We've been incredibly resourceful in finding designers and reaching out to them via email to let them know about our service.

It's a free service, so it's not a difficult sell to get them to try the tool. Our initial forecast for user base growth was 30% month over month. We were well over that in the first 6 months, starting with 200 designers in September and reaching almost 2,000 designers in the first 180 days. We're hearing a lot of amazing feedback from designers, saying how much they use the site and how it's making their jobs so much easier. We're thrilled about the early reception we're getting.

Who are your competitors?

There really isn't anybody that has as comprehensive a set of products in their database as we do. There are a couple other companies out there that basically have maybe 20 or 30 vendors, and they all tend to be the expensive upper echelon products available. We already have over 300 vendors/manufacturers on our site and will soon have over 600. So we see our platform as distinct from other companies out there.

There's a reason that we're onboarding designers so quickly, and I think it's because they want a comprehensive offering. However, we're not delusional and know that it will be a matter of time before more companies will be focusing on this market.

That's why this fundraising campaign is so important to us. We want designers to be more than just users of the platform... we want them to be a big part of our company's success and rewarded in the payout. We're hoping that having designers vested in the company's success will build in loyalty for DesignerInc. And it's this loyalty that will be hard for new entrants to duplicate.

Tell us about your all star team.

I (Heather) founded the company. My background is in startups for the past 20 plus years now; always very early stage and always on the operational side of things. I would be the one who'd handle all operational aspects of the business. I was employee #8 at YouTube and founded the Copyright Enforcement team, the User Support team and the Content Review team. We kept the site clean and free from inappropriate videos. Also, my team managed all the take downs and the copyright enforcement that needed to happen as well as all of the user requests for help. We did this during a crazy explosive growth rate and with only handfuls of people managing all of the work at any given time. It really forced me to come up with creative solutions to handle the volume. Automation was huge for us. Tactics like automatically detecting skin tone for example. If it's 60 or 70% of the video's content, it was immediately removed until further review. That is just one of many examples of how we applied technology and automation to manage mass volume.

Dorothee Fisher is a co-founder and she is our CMO. We've known each other since our 20s, and we also worked together at YouTube. We came together when I was fundraising for the friends and family round. I asked for some help on my PowerPoint deck. She looked at the deck, thought it was a great idea, and asked if she could join the company. She's got a vast background at both startups as well as established bigger companies like Visa, Home Depot, Power Bar/Nestle. She's an amazingly accomplished person especially in marketing. She was the first Marketing Hire at YouTube.

We also have Sandosh Vasudevan. He's our genius CTO. He was the first engineer at Formspring, which was one of the fastest growing social media companies ever. They acquired over a million users in just 25 days, so he's familiar with how to scale a business quickly. He was also a very senior engineer at Etsy at the time when we were able to convince him to join our team. He's full stack of course, which means he develops or builds all areas necessary to run and build a website. He's incredibly gifted at mobile app development as well.

Then we've got Mark Cutler, who is a big part of our company. He's an acclaimed celebrity designer. Mark spends several days of the week with our company and then goes back to Los Angeles, where he's based for his traditional interior design firm. We met Mark through a good friend of mine. He had done three of their homes, and she told him about what we were building and we had a meeting. We hit it off immediately, and he's been a part of the company ever since.

What are the plans for DesignerInc's growth?

We'll be adding really useful and time-saving features to optimize designer's business. For example, in addition to having this search database and purchase interface for products, we'll also offer useful accessory information like CAD drawing for those specific products. Once designers find that perfect item on DesignerInc, they'll also have access to the CAD drawings for that item. So they'll have everything on file that they can use in their overall plan to figure out scale, elevation, size, etc. It's going to be a big time saver.

What is your other service, NousDecor?

NousDecor is our consumer-facing online interior design service. We use the DesignerInc platform to do all the design work. Because we charge a flat fee for the service (either $299 or $599), we have to be very efficient in creating custom designs without sacrificing beauty.

We've made quite a name for ourselves. In fact, The Wall Street Journal "mystery shopped" our service as well as two other top online design services. Our designs won, by far, in the side-by-side comparison, and we were praised as "The Dream Team"!

Because we combine consumer-facing services with backend industry tools, we refer to ourselves at the "Open Table for Design". While Open Table offers a consumer service (i.e. online reservation system), their main product is the operational tools and technology they offer the restaurant business to better manage their guest flow and food ordering.

Tell us more about NousDecor's design service.

We offer professional, room-to-room interior design services online at a set cost of either $299 or $599. We do everything a traditional interior design firm does other than seeing the space and meeting clients in person. All of our deliverables are of the caliber that a professional interior design firm delivers: floor plans, CAD drawings, elevations, etc.

We have an in-house team, too, which is unique to us. Just like a traditional design firm, we have the same team of interior designers who work on all of the projects together. We also source from trade-only wholesale furniture manufacturers (again, unique to us) rather than just pointing consumers to retail products they can buy.

How do prices compare between NousDecor and traditional design firms?

We've optimized the process and developed our own tools to offer online designs at a fraction of the cost of what a traditional interior design firm might charge. Many traditional firms charge in the $10,000 to $20,000 range per room just in service fees, and that doesn't include furnishings. We do this for a flat fee and at a fraction of the cost of a traditional design firm.

How are you able to get a CAD drawing off of some photos at a relatively low cost to you?

Our in-house team are all CAD specialists, so we do it ourselves, and they're very fast. I think it's a good exercise, because it makes sure the team is with each step of the process and aware of the space. They're having to think through exactly how high those windows are as they're drawing it, or how wide they are. They're double checking the client's hand drawn sketch of the space. Ultimately, if they buy all of the furnishings, it's critical that we have all of the measurements right, especially for items like curtains or area rugs. We want to make sure everything is exactly right.

What are your biggest risks?

There is the risk that a large ecommerce company like Houzz or Amazon could build out a trade-only part of their site. They have access to exceptional talent and capital and could develop a similar offering quickly. However, we feel we've built in safeguards to help insulate us from this possible threat.

Firstly, the design industry is heavily built on relationships. We've taken extensive measures to include all the key constituents in the industry (e.g. designers, furniture manufacturers, design showrooms, accounting software companies, etc.) not only to ensure that we think through the platform offering as thoroughly as possible, but also to gain buy-in from these critical players. We strongly believe that DesignerInc will succeed if every sector of the industry supports it.

Secondly, we are developing a compelling one-of-a-kind loyalty program, whereby designers can accumulate points towards purchasing credits as well as have access / experiential benefits (i.e. VIP access to shows, networking opportunities, etc.). Thus the more they purchase via DesignerInc, the more they will enjoy the benefits of more seamless workflow, increased profitability, and unique access to the design community.

And last but not least, this platform was built for interior designers and being funded by interior designers. The whole reason we are crowd-funding on Wefunder is to enable designers to be financially vested (and rewarded) in this endeavor. It is this level of endorsement that will catapult the word-of-mouth and loyalty within the industry.

How much runway do you have?

On April 18th, 2017 we had approximately $220,000, in available cash and an average burn rate of about $59,000 per month. If we successfully raise at least $250,000 in this offering, we should have enough funding to take us through May of 2018 which is when we plan to be profitable.

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RISKS SPECIFIC TO DESIGNERINC

1. Statements in this Form C regarding the Company, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, intend, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors. For a discussion of these and other related risks, please refer... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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DesignerInc is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Mashable | npr | Forbes | Bloomberg Businessweek | CNNMoney | PBS | TIME | Los Angeles Times | The Boston Globe | Inc. | TechCrunch | THE WALL STREET JOURNAL | FINANCIAL TIMES



Dorothee Gutierrez Fisher

Co-Founder & Chief Marketing Officer at DesignerInc

DesignerInc • Northwestern University - Kellogg School of Management

San Francisco Bay Area • 500+

Connect | Send InMail

Consumer marketing, partner marketing, brand strategy.

Experience

Co-Founder & Chief Marketing Officer
DesignerInc
Nov 2012 – Present • 4 yrs 6 mos

Founded in 2012, DesignerInc is the parent company of DesignerInc.com, the ground-breaking B2B sourcing and purchasing platform for the professional design industry, and NousDecor.com, the consumer-facing, award-winning, online interior design service.

DesignerInc.com is the most comprehensive trade-only sourcing and purchasing platform for the professional design industry. Amassing hundreds of thousands of trade-only furniture and decor product with unprecedented depth and breadth, DesignerInc.com offers a seamless solution to source and purchase furniture and decor for interior designers. And with $68.5 billion of furniture and decor product purchased via designers, DesignerInc.com brings much needed efficiency to this enormous, yet low-tech, industry.

Coined "The Dream Team" by the Wall Street Journal, NousDecor.com continues to be a huge success with customer acquisitions driven entirely by organic marketing and word of mouth. In order to scale NousDecor's high quality design, the company developed proprietary technology to help the team create beautiful designs quickly and efficiently. It is this same technology that is now available to the design industry through DesignerInc.com.

Most recent coverage: https://www.editoratlarge.com/news/designerinc-tool-aims-to-simplify-sourcing

Media (1)



Established designers share how they built their businesses

See less

Co-Founder & Chief Marketing Officer
NousDecor
Nov 2012 – Present • 4 yrs 6 mos
Bay Area, CA
See description

Vice President, Marketing & Communications
Formspring
Nov 2011 – Nov 2012 • 1 yr 1 mo
San Francisco Bay Area
See description

YouTube Global Product & Partner Marketing Manager
YouTube
Jul 2007 – Aug 2011 • 4 yrs 2 mos
See description

Sr Manager, Marketing Strategy and Loyalty Marketing
Visa USA
Aug 2004 – Jul 2007 • 3 yrs
Foster City, CA
See description

See more positions

Education

Northwestern University - Kellogg School of Management
Master of Business Administration (MBA), Majors: Strategy, Marketing, Finance
Activities and Societies: • Shirley Welsh-Ryan Scholar, One of five students awarded this Kellogg scholarship. • International Exchange Student, Sasin Graduate Institute of Business Administration, Bangkok, Thailand.

University of California, Davis
BA, Economics, French

Volunteer Experience

Fundraiser
The Leukemia & Lymphoma Society
Jun 2000 – Mar 2003 • 2 yrs 10 mos

Featured Skills & Endorsements

Integrated Market... · 46
Endorsed by **Alice Rennhoff, who is highly skilled at this**
Endorsed by **8 of Dorothee Gutierrez's colleagues at YouTube**

Product Marketing · 45
Endorsed by **Marie Amoruso Jackson and 1 other who is highly skilled at this**
Endorsed by **4 of Dorothee Gutierrez's colleagues at YouTube**

Strategy · 32
Endorsed by **Marie Amoruso Jackson and 4 others who are highly skilled at this**
Endorsed by **3 of Dorothee Gutierrez's colleagues at YouTube**

View 32 more

Recommendations

Received (2) | Given (8)



Emilee Schumer
Director of Copy at Pottery Barn
February 16, 2017, Emilee reported directly to Dorothee Gutierrez

I loved every minute of my time working for Dorothee. She is not only a strong leader with great strategic vision and a ton of passion for what she does, but an overall lovely person to work with. She cares so deeply about her team, and always made me feel supported, respected and appreciated. She taught me so much during our time together, including the power of perseverance. While we don't work together anymore, I know that I can always count on Dorothee for support and advice. She has become a friend and mentor to me, and I look forward to watching DesignerInc continue to flourish under her leadership.



Aimee Grove
PR Consultant specializing in consumer tech startups and hospitality
February 6, 2017, Dorothee Gutierrez was a client of Aimee's

Dorothee is fabulous to work with and for. I had the happy opportunity to help support the PR launch for her B2C business, NousDecor, and it was an exciting and productive experience. Dorothee is relentlessly creative, industrious and positive even in the face of tough challenges. She is able to make hard decisions and prioritize even in the midst of the typical chaos of startup launch craziness. Her team loves her and she knows how to keep everyone on track and energized toward a goal. She and Heather work especially well together, playing off each others' strengths. I would back any project Dorothee throws her passion and expertise behind.

Accomplishments

6 **Honors & Awards**
Silver Award • Gold Award • Silver Award • Silver Award • Grace Award for Most Innovative Campaign • Shirley Welsh Ryan Scholar

1 **Language**
French

Interests



Hunter Walk
Partner at Homebrew VC (fmr YouTube, Google, Second Life product lead)
805,886 followers

Revel Industries
42 followers

YouTube
265,071 followers

Tomasz Tunguz
Venture Capitalist at Redpoint
271,611 followers

IDEO
226,107 followers

Northwestern University - Kellogg School of Management
90,039 followers

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Heather Gillette

Founder and CEO at DesignerInc.com

Designer Inc.

San Francisco Bay Area • 500+

Connect | Send InMail

See more

Experience

Founder and CEO
Designer Inc.
Jan 2012 – Present • 5 yrs 4 mos
San Francisco Bay Area

Founded in 2012 and angel-funded, Designer Inc. consists of both NousDecor.com--The consumer facing, online interior design firm, and DesignerInc.com which is a new B2B product built for the professional design industry overall.

NousDecor.com was coined "The Dream Team" by the Wall Street Journal and continues to be a huge success with customer acquisitions driven entirely by word of mouth and no marketing spend. In order to scale NousDecor's high quality design, the company developed internal tools that didn't exist elsewhere. These same tools are now being offered to the design industry through DesignerInc.com.

DesignerInc.com is the most comprehensive product search engine and purchase portal for the interior design industry. Amassing hundreds of thousands of trade-only furniture and decor product with unprecedented depth and breadth, DesignerInc.com offers a seamless solution to source and purchase furniture and decor for interior designers. And with $68.5 billion of furniture and decor product purchased via designers, DesignerInc.com brings much needed efficiency to this enormous, yet low-tech, industry.

See less

Founder and CEO
NousDecor
2012 – Present • 5 yrs
San Francisco Bay Area

See description

Manager, YouTube Operations
Google
2007 – 2010 • 3 yrs

Founder and Head of Content Review Team, Copyright Team, Abuse and User Support Teams
YouTube Inc.
Nov 2005 – 2007 • 2 yrs

Director, Customer Support
Andale
1998 – 2003 • 5 yrs

Featured Skills & Endorsements

Start-ups · 54
Endorsed by **Frederique Dame and 3 others who are highly skilled at this**
Endorsed by **2 of Heather's colleagues at NousDecor**

Entrepreneurship · 38
Endorsed by **Jasmine Kriston and 2 others who are highly skilled at this**
Endorsed by **2 of Heather's colleagues at Google**

Product Manage... · 28
Endorsed by **Frederique Dame, who is highly skilled at this**
Endorsed by **2 of Heather's colleagues at NousDecor**

View 16 more

Accomplishments

1 **Organization**
ASID

1 **Publication**
A fun interview discussing NousDecor's philosophy and our B2B offering DesignerInc

Interests

Maynard Webb
Founder, Webb Investment Network; Co-Founder, Everwise; Author, 'Rebooting Work'; Board member Yahoo!, Visa & Salesforce
262,036 followers

Women Executives (TGL)
3,162 members

DesignerInc
7 followers

Randi Zuckerberg
Founder & CEO at Zuckerberg Media
434,040 followers

Executive Chairmen Network (TGL)
1,395 members

Gina Bianchini
Founder & CEO at Mighty Networks
159,351 followers

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Sandosh Vasudevan

CTO at NousDecor

NousDecor • INDIANA UNIVERSITY SCHOOL OF INFORMATICS

San Francisco Bay Area • 159

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8 years of experience in front-end engineering with expertise in Javascript, HTML, CSS and related web technologies with a master's degree in Human Computer Interaction

Specialties: Web applications, mobile applications, single page applications See less

Experience

CTO
NousDecor
Jan 2015 – Present • 2 yrs 4 mos
San Mateo

Software Engineer
Etsy
Jan 2013 – Dec 2014 • 2 yrs

Senior Frontend Engineer
FORMSPRING.ME, INC
Jan 2010 – Jan 2013 • 3 yrs 1 mo
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Co-Founder
NEARFIELD INTERACTIVE, LLC
Jan 2007 – Jan 2010 • 3 yrs 1 mo
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Research Assistant
IUPUI
Aug 2006 – May 2008 • 1 yr 10 mos
See description

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Education

INDIANA UNIVERSITY SCHOOL OF INFORMATICS
Master of Science, Human Computer Interaction
2006 – 2008

Research Assistant for 2006 - 2008
- Profiled on school website for outstanding achievement
- Pub: Does Japan really have robot mania? Comparing attitudes by implicit and explicit measures

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Indian Institute of Technology, Madras
B.Tech., Electrical Engineering
2001 – 2006
Activities and Societies: With Communications technology
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Featured Skills & Endorsements

JavaScript · 10 — Endorsed by 7 of Sandosh's colleagues at Formspring

User Experience · 10 — Endorsed by Tom Wang, who is highly skilled at this; Endorsed by 5 of Sandosh's colleagues at Formspring

Mobile Applications · 7 — Endorsed by 3 of Sandosh's colleagues at Formspring

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Recommendations

Received (6) Given (0)

Tom Wang
Chief Product Officer @ Turo
November 16, 2012, Tom was senior to Sandosh but didn't manage directly

It's a pleasure to work with an front end specialist who you can always count on to methodically execute a UX with precision and state of the art technique. But it's a rare privilege to work with one can do this while also expanding everyone's expectation of what's possible. Working with Sandosh offers that privilege.. in mobile and standard web. He's diplomatic, efficient and quite brilliant.

Chris Barmonde
I make websites work and also sometimes not work
October 8, 2012, Sandosh worked with Chris in the same group

You ever wanted to have a guy on your team who could literally solve every problem you ever encountered? Who could do the work of ten mortal men in a quarter of the time it'd normally take? Who could learn anything new you threw at him and turn it into something a billion times better?

Yeah, that's Sandosh.

Why haven't you hired him yet??? You're doing it wrong.

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Accomplishments

3 **Languages**
Hindi • Tamil • Telugu

1 **Publication**
Does Japan really have robot mania? Comparing attitudes by implicit and explicit measures

Interests

Pulse — 1,521,158 followers

NousDecor — 225 followers

Indian Institute of Technology, Madras — 50,444 followers

FoundersCard — 9,554 members

Indian Institute of Technology, Madras — 56,187 followers

Etsy — 87,045 followers